Exhibit 99.1

Filed by: Columbia Bancorp
Pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Columbia Bancorp (Commission File No. 000-24302 )

COLUMBIA BANCORP

FOR IMMEDIATE RELEASE	Contact:	John M. Bond, Jr.
Chairman and CEO
(410) 423-8010
or
John A. Scaldara, Jr.
President and COO
(410) 423-8012

Columbia Bancorp to merge with Fulton Financial Corporation

(July 26) — Columbia, Md. – Columbia Bancorp (NASDAQ: CBMD), based in Columbia, MD, today announced that it has signed a definitive agreement to merge with Fulton Financial Corporation (NASDAQ: FULT), based in Lancaster, Pennsylvania with assets of $12.1 billion. Columbia Bancorp’s sole banking subsidiary is The Columbia Bank, also based in Columbia.

Columbia Bancorp, with approximately $1.3 billion in assets, operates 19 full-service community banking offices and five retirement community banking offices in Howard, Montgomery, Prince George’s and Baltimore Counties as well as Baltimore City.

John M. Bond, Jr., Chairman and CEO of Columbia Bancorp and Rufus A. Fulton, Jr., Chairman and CEO of Fulton Financial Corporation made the merger announcement jointly today.

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“We are delighted to join the Fulton Financial family,” said Bond. “As we considered strategic alternatives, it became clear that a combination with Fulton was the best choice. We share Fulton’s corporate culture, we like the way they operate their organization, and we appreciate Fulton’s recognition of our successes to date. We know that our ability to leverage the size and strength of Fulton Financial while retaining our name, our board, our employees and the ability to make decisions locally will benefit our communities in the years to come. We also believe that our stockholders will benefit from an opportunity to hold shares in a larger and more diversified organization.”

“We are very pleased that Columbia Bancorp has made the decision to join Fulton Financial,” said Fulton. “This transaction will be our third acquisition in Maryland, and our largest acquisition to date. Thanks to the hard work of its employees, The Columbia Bank enjoys the largest market share (16.62%) in Howard County, Maryland and has been very successful in other markets as well. The Columbia Bank market area is geographically central to our existing franchise in Pennsylvania, New Jersey, Delaware, Maryland and Virginia.”

Fulton Financial will acquire all issued and outstanding shares of common stock of Columbia Bancorp. According to the merger agreement, each share of Columbia Bancorp common stock outstanding at the time of the merger will be exchanged for a combination of Fulton Financial common stock and cash based on a “cash election merger” structure.

Each Columbia Bancorp stockholder will have the ability to elect to receive 100% of the merger consideration in FFC stock, 100% in cash, or a combination of FFC stock and cash. Their elections will be subject to prorating to achieve a result where, at a minimum, 20% and, at a maximum, 50% of Columbia Bancorp’s outstanding shares will be converted into the cash consideration. Those shares of Columbia Bancorp’s stock that will be converted into FFC stock would be exchanged based on a fixed exchange ratio of 2.325 shares of FFC stock for each share of Columbia Bancorp’s stock. Those shares of Columbia Bancorp stock that will be converted into cash will be converted into $42.48 per share of Columbia Bancorp stock.

Page 3 . . . COLUMBIA BANCORP TO MERGE WITH FULTON FINANCIAL CORPORATION

Based on the $18.49 per share closing price of Fulton Financial stock today, July 26, 2005, and the minimum cash consideration, the transaction is valued at approximately $313 million. As of June 30, Columbia Bancorp had approximately 6.9 million shares of common stock outstanding. The price represents a multiple of 3.42 times Columbia Bancorp’s common stockholders’ equity as of June 30, 2005. The price equates to 21.0 times Columbia Bancorp’s trailing 12-month earnings per share as of June 30, 2005.

The acquisition is subject to approval by the Federal Reserve, the Maryland Commissioner of Financial Regulation and by Columbia Bancorp shareholders. It is expected to close in the first quarter of 2006.

Upon completion of its acquisition of Columbia Bancorp, Fulton Financial Corporation intends to retain The Columbia Bank as a separate subsidiary. Mr. Bond will remain Chairman and CEO. John A. Scaldara, Jr., currently President and COO, will continue to serve in this capacity after the merger. The current board of The Columbia Bank will remain after completion of the transaction, and it is anticipated that Mr. Bond will join the Board of Directors of Fulton Financial Corporation.

Fulton Financial Corporation operates 232 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, Lancaster, PA; Lebanon Valley Farmers Bank, Lebanon, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; The Peoples Bank of Elkton, Elkton, MD, Skylands Community Bank, Hackettstown, NJ; Premier Bank, Doylestown, PA; Resource Bank, Virginia Beach, VA; First Washington State Bank, Windsor, NJ and Somerset Valley Bank, Somerville, NJ.

Fulton Financial Corporation’s financial services affiliates include Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc., Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA.

Residential mortgage lending is offered through Fulton Mortgage Company and Resource Mortgage.

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Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com. Additional information on Columbia Bancorp can be found at www.thecolumbiabank.com.

Columbia Bancorp and its officers and directors may be deemed to be participants in the solicitation of proxies from Columbia Bancorp’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding Columbia Bancorp’s named executive officers and directors is included in Columbia Bancorp’s Proxy Statement for its 2005 Annual Meeting, filed with the SEC on March 16, 2005. Columbia Bancorp’s 2005 Proxy Statement also discloses the interests of such officers and directors in the event of an acquisition of Columbia Bancorp (including, among other things, the acceleration of certain benefits or rights upon a “change-in-control”). Columbia Bancorp’s Annual Report on Form 10-K, filed with the SEC on March 15, 2005, also contains disclosures concerning agreements with Columbia Bancorp’s officers. Columbia Bancorp’s 2005 Proxy Statement and Annual Report on Form 10-K are each available free-of-charge at the SEC’s web site at www.sec.gov and from Columbia Bancorp upon request.

John M. Bond, Jr., Chairman and CEO of Columbia Bancorp and The Columbia Bank, and John A. Scaldara, Jr., President and COO of Columbia Bancorp and The Columbia Bank, have entered into employment agreements with The Columbia Bank that become effective upon completion of the merger. As of the date of this news release, Columbia Bancorp is not aware of any director or officer who beneficially owns in excess of 5% of Columbia Bancorp common stock, except as disclosed in its 2005 Proxy Statement.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to achieve anticipated merger related operational efficiencies, the ability to enhance revenues through increased market penetration, expanded lending capacity and product offerings and other risks detailed from time to time in Fulton’s and Columbia Bancorp’s SEC filings, including Forms 10-Q and 10-K (copies of which are available from Fulton without charge in hard copy or online at www.sec.gov). Fulton and Columbia Bancorp disclaim any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It: It is expected that Fulton will file a Registration Statement on Form S-4, that Fulton and Columbia Bancorp will file a Proxy Statement/Prospectus with the SEC in connection with the proposed transaction, and that Columbia Bancorp will mail the Proxy Statement/Prospectus to stockholders of Columbia Bancorp containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Fulton, Columbia Bancorp, the acquisition of Columbia Bancorp by Fulton, the persons soliciting proxies relating to the merger, their interests in the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from Fulton by directing a request to George R. Barr, Secretary, at (717) 291-2411 or from Columbia Bancorp by directing a request to John A. Scaldara, Jr., President and COO, at 410-423-8012.

In addition to the Registration Statement and the Proxy Statement/Prospectus, Fulton and Columbia Bancorp file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Fulton’s and Columbia Bancorp ‘s filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

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2005